Independent auditors' consent
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The board and shareholders AXP Growth Fund, Inc.:
  AXP Growth Fund
  AXP Research Opportunities Fund

The board of trustees and unitholders Growth Trust:
   Growth Portfolio
   Aggressive Growth Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP

Minneapolis, Minnesota
September 7, 2001